Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com


                                  July 22, 1999


(415) 835-1600
27348.82745


Rainier Investment Management Mutual Funds
601 Union Street, Suite 2801
Seattle, Washington  98101

         Re: Small/Mid Cap Equity Portfolio
             Core Equity Portfolio
             Balanced Portfolio
             Intermediate Fixed Income Portfolio

Ladies and Gentlemen:

     We have acted as counsel to Rainier Investment Management Mutual Funds, a Delaware business trust (the "Trust"), in connection with Post-Effective Amendment No. 7 to the Trust's Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the "Post-Effective Amendment"), relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") by the following series of the
Trust: Small/Mid Cap Equity Portfolio, Core Equity Portfolio, Balanced Portfolio, and Intermediate Fixed Income Portfolio (each a "Fund" and, collectively, the "Funds").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) the Trust's Certificate of Trust, as filed with the Delaware Secretary of State on December 15, 1993, certified to us by an officer of the Trust as being in effect on the date hereof;

     (b) the Trust's Agreement and Declaration of Trust dated December 13, 1993 (the "Declaration of Trust"), certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

     (c) the By-Laws of the Trust, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

Rainier Investment Management Mutual Funds
July 22, 1999
Page 2


     (d) resolutions of the Trustees of the Trust adopted by written consent dated January 12, 1994 and at a meeting held on March 8, 1994, authorizing the establishment of the Funds and the issuance of their Shares, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

     (e)  the Post-Effective Amendment;

     (f) a Certificate of Good Standing as issued by the Delaware Secretary of State on July 15, 1999; and

     (g) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Title 12, Chapter 38 of the Delaware Code and the case law interpreting such Chapter as reported in The Delaware Law of Corporations and Business Organizations Statutory Handbook (Aspen Law & Business, 1999 Edition) as updated on Westlaw on July 13, 1999. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that: (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectus included in the Post-Effective Amendment, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with; it is our opinion that the Shares will be legally issued, fully paid and nonassessable when issued and sold by the Trust.

     This opinion is rendered to you solely in connection with the Post-Effective Amendment and is solely for your benefit. We hereby consent to the Trust's filing of this opinion as an exhibit to the Trust's Registration Statement. This opinion may not be relied upon by you for any other purpose. Nor may any other person, firm, corporation or other entity rely on this opinion without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.



                                       Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP